EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2003 relating to the financial statements of W.P. Stewart & Co., Ltd., which appears in W.P. Stewart & Co., Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2002.


PricewaterhouseCoopers LLP
New York, New York

September 15, 2003